Exhibit 99.4

HENRY PROPERTIES

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

Nine Months Ended
September 30, 2023
(Unaudited)
REVENUES
Oil and natural gas sales	$771
DIRECT OPERATING EXPENSES
Lease operating expenses	96
Production and ad valorem taxes	36
Total direct operating expenses	132
REVENUE IN EXCESS OF DIRECT OPERATING EXPENSES	$639

See accompanying Notes to the Statement of Revenues and Direct Operating Expenses.

1.	Background and nature of operations

The accompanying statement of Revenues and Direct Operating Expenses (the “Statement”) represents the direct undivided interest in the revenue and direct operating expenses associated with certain oil and gas assets of GREP IV-B Permian LLC (the “Fund”) operated by Henry Energy LP (“Henry”) ("the Henry Properties") in the Permian Basin of West Texas. The Henry Properties were acquired by Vital Energy, Inc. ("Vital").

The Statement varies from a complete income statement in accordance with accounting principals generally accepted in the United States of America (“US GAAP”) as it does not include certain expenses incurred in connection with the ownership and operation of the Henry Properties, including but not limited to general and administrative expenses, effects of derivative transactions, interest expense, depletion and amortization and other expense items not directly associated with Henry Properties. Furthermore, no balance sheet has been presented for the Henry Properties because the Henry Properties were not accounted for as a separate subsidiary or division of the Fund and complete financial statements thereof are not available, nor has information about the Henry Properties’ operating, investing, and financing cash flows been provided for similar reasons. Accordingly, the accompanying Statement is presented in lieu of the full financial statements required under Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X.

The Statement for the nine months ended September 30, 2023 is unaudited and has been prepared on the basis described above and, in the opinion of management of the Fund, reflects all adjustments necessary to fairly state the Henry Properties’ excess of revenues over direct operating expenses for the nine months ended September 30, 2023. The Statements for the nine months ended September 30, 2022 are not presented as the Henry Properties did not begin producing until 2023.

2.	Summary of significant accounting policies

Use of Estimates

The preparation of the Statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

The Funds’s revenues are primarily derived from its interests in the sale of oil and natural gas production. The Fund recognizes revenue from its interests in the sales of oil and natural gas in the period that its performance obligations are satisfied.

Performance obligations are satisfied when the customer obtains control of product, when the Fund has no further obligations to perform related to the sale, when the transaction price has been determined and when collectability is probable.

The Fund receives payment from the sale of oil and natural gas production from one to three months after delivery. The transaction price is variable as it is based on market prices for oil and natural gas, less revenue deductions such as gathering, transportation and compression costs. Management has determined that the variable revenue constraint is overcome at the date control passes to the customer since the variable consideration to be received can be reasonably estimated based on daily market prices and historical transportation charges. Revenue is presented net of these costs within the Statement. At the end of each month when the performance obligation is satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued. Variances between the Fund’s estimated revenue and actual payments are recorded in the month the payment is received; however, differences have been and are insignificant.

Non-operated Crude Oil and Natural Gas Revenues

The Fund’s proportionate share of production from non-operated properties is generally marketed at the discretion of the operators. For non-operated properties, the Fund receives a net payment from the operator representing its proportionate share of sales proceeds which is net of transportation and production tax costs incurred by the operator, if any. Such non- operated revenues are recognized at the net amount of proceeds to be received by the Fund during the month in which production occurs and it is probable the Fund will collect the consideration it is entitled to receive. Proceeds are generally received by the Fund within one to three months after the month in which production occurs.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of direct expenses related to the operation of the Henry Properties. The direct operating expenses include lease operating expenses, production taxes and ad valorem taxes. Lease operating expenses represents field employees’ salaries, saltwater disposal, repairs and maintenance, expensed workovers and other operating expenses. The Fund incurs production taxes on the sale of its production. The Fund incurs ad valorem tax on the value of its properties in certain states. These taxes are reported on a gross basis.

3.	Contingencies

The Fund is subject to various possible contingencies that arise primarily from interpretation of federal and state laws and regulations affecting the oil and gas industry. Such contingencies include differing interpretations as to the prices at which oil and natural gas sales may be made, the prices at which royalty owners may be paid for production from their leases, environmental issues and other matters. Although management believes that it has complied with the various laws and regulations, administrative rulings and interpretations thereof, adjustments could be required as new interpretations and regulations are issued. In addition, environmental matters are subject to regulation by various federal and state agencies.

The Fund is not aware of any legal, environmental or other contingencies that would have a material effect on the Statement.

4.	Risk Concentrations

As a non-operator, 100% of the Fund’s wells are operated by third-party operating partners. As a result, the Fund is highly dependent on the success of these third-party operators. If they are not successful in the development, exploitation, production and exploration activities relating to the Fund’s leasehold interests, or are unable or unwilling to perform, the Fund’s financial condition and results of operation could be adversely affected. These risks are heightened in a low commodity price environment, which may present significant challenges to these third-party operators. The Fund’s third- party operators will make decisions in connection with their operations that may not be in the Fund’s best interests, and the Company may have little or no ability to exercise influence over the operational decisions of its third-party operators.

Henry accounted for 100% of total revenue of the Henry Properties for the periods presented. The loss of Henry as an operator of the Henry Properties could adversely affect revenues attributable to the Fund’s assets in the short term.

5.	Subsequent Events

The Fund has evaluated subsequent events through December 5, 2023, the date the Statement was available to be issued, and has concluded there are no material subsequent events that would require recognition or disclosure in this Statement.

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS FOR THE HENRY PROPERTIES

Oil and Natural Gas Reserves and Related Financial Data

Information with respect to the Henry Properties’ oil and natural gas producing activities is presented in the following tables. Reserve quantities, as well as certain information regarding future production and discounted cash flows, were determined by independent third-party reserve engineers, based on information provided by the Fund.

Prices presented in the table below are the trailing 12 month simple average spot price at the first of the month for natural gas at Henry Hub and West Texas Intermediate crude oil at Cushing, Oklahoma, prior to adjustments for location, grade and quality.

December 31,
2022
Prices utilized in the reserve estimates before adjustments:
Oil per Bbl	$94.14
Natural gas per Mcf	6.36

The following tables present Henry Properties’ third-party independent reserve engineers estimates of its proved developed and undeveloped oil and natural gas reserves. The Fund emphasized that reserves are approximations and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of the available data and of engineering and geological interpretation and judgment.

	Oil
	(MBbl)	(MMcf)	MBoe
Proved developed and undeveloped reserves at December 31, 2021	—	—	—
Acquisition of reserves	40	95	56
Proved developed and undeveloped reserves at December 31, 2022	40	95	56

	Oil
	(MBbl)	(MMcf)	MBoe
Proved developed reserves:
December 31, 2022	—	—	—
Proved undeveloped reserves:
December 31, 2022	40	95	56

Notable changes in proved reserves for the year ended December 31, 2022 included the following:

•	Acquisitions of reserves. In 2022, acquisition of reserves of 56 MBoe were primarily attributable to the acquisition of certain proved undeveloped reserves in the Permian Basin.

Proved reserves are estimated quantities of crude oil and natural gas, which geological and engineering data indicates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserved that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are included for reserves for which there is a high degree of confidence in their recoverability and they are scheduled to be drilled within the next five years.

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS FOR THE HENRY PROPERTIES

Notable changes in proved reserves for the year ended December 31, 2022 included the following:

•	Acquisitions of reserves. In 2022, acquisition of reserves of 56 MBoe were primarily attributable to the acquisition of certain proved undeveloped reserves in the Permian Basin.

Proved reserves are estimated quantities of crude oil and natural gas, which geological and engineering data indicates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserved that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are included for reserves for which there is a high degree of confidence in their recoverability and they are scheduled to be drilled within the next five years.

UNAUDITED SUPPLEMENTARY INFORMATION TO THE STATEMENT OF REVENUES AND
DIRECT OPERATING EXPENSES OF OIL AND GAS ASSETS FOR THE HENRY
PROPERTIES

Standardized Measure of Discounted Future Net Cash Inflows and Changes Therein

Future oil and natural gas sales, production and development costs have been estimated using prices and costs in effect at the end of the years included, as required by ASC 932. ASC 932 requires that net cash flow amounts be discounted at 10%. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing our oil and natural gas reserves and for asset retirement obligations, assuming continuation of existing economic conditions. Future income tax expenses are computed by applying the appropriate period-end statutory tax rates to the future pretax net cash flow relating to our proved oil and natural gas reserves, less the tax basis of the related properties and tax credits and loss carry forwards relating to crude oil and natural gas producing activities. The future income tax expenses do not give effect to tax credits, allowances, or the impact of general and administrative costs of ongoing operations relating to the proved oil and natural gas reserves.

The projections should not be viewed as realistic estimates of future cash flows, nor should the “standardized measure” be interpreted as representing current value to the Henry Properties. Material revisions to estimates of proved reserves may occur in the future; development and production of reserves may not occur in the period assumed; actual prices realized are expected to vary significantly from those used and actual costs may vary.

The following table sets forth the standardized measure of discounted future net cash flows attributable to the proved oil and natural gas reserves at December 31, 2022:

December 31,
(in thousands)	2022
Future cash inflows	$4,435
Future production costs	(1,424)
Future development costs	(574)
Future income tax expense	(23)
Future net cash flows	2,414
10% discount for estimated timing of cash flows	(1,126)
Standardized measure of discounted future net cash flows	$1,288

A summary of the changes in the standardized measure of discounted future net cash flows attributable to proved reserves are as follow:

December 31,
(in thousands)	2022
Balance, beginning of period	$—
Acquisition of Reserves	1,300
Change in income taxes	(12)
Balance, end of period	$1,288